FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
 Purchased
Under the Trust s Rule
10f 3 Procedures

1 	Name of Purchasing
 Portfolio   BlackRock
Pennsylvania Municipal
Bond Fund
 BR PAMUNI   The BlackRock
 Pennsylvania Strategic
 Municipal Trust  BPS
BlackRock Insured Municipal
 Income Trust  BYM
2 	Issuer  City of
Philadelphia  Pennsylvania
Airport Revenue Bonds

3 	Date of Purchase
 10 27 10
4 	Underwriter from
whom purchased   Merrill
Lynch  Pierce  Fenner   Smith
Incorporated
5 	Name of Affiliated
 Underwriter  as defined
 in the Trust s procedures
managing
or participating in syndicate
 	PNC Capital Markets LLC

a 	List Members of
Underwriting Syndicate
 Merrill Lynch  Pierce
 Fenner
Smith Incorporated  J P
 Morgan Securities LLC
Siebert Brandford Shank
Co   L L C   Morgan Stanley
 Jackson Securities
Loop Capital Markets
Morgan Keegan   Company
 Inc   PNC Capital Markets
 LLC  Wells Fargo
Securities


6 	Aggregate principal
 amount purchased  out of
total offering   if an equity
offering  list aggregate
number of shares purchased
out of total number of shares
offered       BR PAMUNI
 4 600 000 out of  624 665 000
 BPS   400 000 out
of  624 665 000   BYM
5 000 000 out of  624 665 000
7 	Aggregate principal
amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which
 BlackRock has investment
discretion  out of the total
offering   if an equity offering
 list aggregate number
of shares purchased  out of
 total number of shares offered
      10 000 000 out of
 624 665 000
8 	Purchase price  net of
 fees and expenses     101 364
 102 289
9 	Date offering commenced
if different from Date of Purchase
    10 26 10
10 	Offering price at end of first day
 on which any sales were made
11 	Have the following
conditions been satisfied
	Yes	No
a 	The securities are part
of an issue registered under
      the Securities Act of 1933
as amended  which
      is being offered to the public
 or are Eligible Municipal
		Securities
or are securities sold in an
Eligible Foreign
      Offering or are securities
sold in an Eligible Rule 144A
		Offering or part
 of an issue of government
      securities
 X

	b 	The securities
were purchased prior to the
		end of the first
 day on which any sales
		were made  at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any
concurrent offering of the
		securities
except  in the case of an
		Eligible Foreign
Offering  for any rights
		to purchase
required by laws to be granted
		to existing
security holders of the
		Issuer  or
if a rights offering  the
		securities
were purchased on or before the
		fourth day
preceding the day on which the
		rights offering
 terminated
X

	c 	The underwriting
was a firm commitment
		underwriting
 X

	d 	The commission
spread or profit was
		reasonable and
fair in relation to that
		being received by
 others for underwriting
		similar securities
 during the same period
 X

	e 	In respect of any
securities other than
		Eligible Municipal
 Securities  the issuer
		of such securities
has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
 X

f 	Has the affiliated
underwriter confirmed
      that it will not receive
any direct or indirect
      benefit as a result of
BlackRock s participation
      in the offering
X


Approved
Janine Bianchino

 Date         10 27 10



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